Exhibit 10.1

NOTE PURCHASE AGREEMENT

dated as of December 2, 2025

among

HYPERSCALE DATA, INC.

as the Issuer,

The Guarantors party hereto, as Guarantors

and
JGB Capital, LP

JGB Partners, LP and JGB Capital Offshore Ltd.,
as the Purchasers

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) made as of December 2, 2025 (the “Execution Date”), by and among, (i) Hyperscale Data Inc. (the “Issuer” or “Company”), (ii) Alliance Cloud Services, LLC, a Delaware limited liability company (“Alliance Cloud”), and Sentinum, Inc., a Nevada corporation (“Sentinum” and together Alliance Cloud, the “Guarantors” and each a “Guarantor”), (iii) JGB Capital, LP, as Delaware limited partnership, JGB Partners, LP, a Delaware limited partnership, and JGB Capital Offshore Ltd., a Cayman Islands exempted company (collectively, the “Purchasers” and each a “Purchaser”) and JGB Collateral, LLC, as administrative agent and collateral agent for the Purchasers (the “Agent”).

RECITALS:

WHEREAS, capitalized terms used in these recitals shall have the meaning ascribed thereto in Section 1.01;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I
DEFINITIONS AND RULES OF INTERPRETATION.

Section 1.01       Definitions. The following terms shall have the meanings set forth in this Section 1.01 or elsewhere in the provisions of this Agreement referred to below:

Account Control Agreement. The account control agreement entered into among the custodian for the Crypto Asset Account, as intermediary, the Agent, as secured party, and the Issuer, as pledgor, pursuant to which Agent, as collateral agent for the Purchasers, obtains control (within the meaning of Article 9 of the UCC) over the Crypto Asset Account and the Bitcoin custodied therein, in substantially the form of Schedule 5.11(b) or another form acceptable to the Agent.

Action. See Section 4.07.

Affiliate. Any Person that would be considered to be an affiliate of the Company as defined in Rule 405 promulgated under the Securities Act.

Agent. Has the meaning given such term in the preamble.

Agreement. Has the meaning given such term in the preamble.

Bankruptcy Code. The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 10l-1330.

Bankruptcy Event. Shall mean any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under the Bankruptcy Code or any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing, or (h) the Company or any Subsidiary admits in writing its inability, or is otherwise unable, to pay its debts generally as they become due.

Bitcoin. The Crypto commonly known as Bitcoin.

Board of Directors. The Board of Directors of the Issuer.

Business Day. Any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

Change of Control Transaction. Has the meaning given in the Notes.

Closing Date. The first date on which the conditions set forth in Article VII have been satisfied and the Notes are issued by the Company to the Purchasers against payment therefor.

Code. The Internal Revenue Code of 1986.

Collateral. The meaning set forth in Section 3.01(a).

Commission. The U.S. Securities and Exchange Commission.

Common Stock. The Class A common stock, par value $0.001 per share, of the Issuer.

Common Stock Equivalent. Any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock or other securities that entitle the holder to receive, directly or indirectly, shares of Common Stock.

Company or Issuer. As defined in the preamble hereto.

Conversion Rights. Shall mean those rights permitted to the Purchasers under Section 4 of the Convertible Secured Notes. As set forth in the Convertible Secured Notes, these rights permit the Purchasers to convert the obligations due under the Note for Common Stock.

Conversion Shares. Shall mean the shares of Common Stock issued or issuable upon conversion of the Convertible Secured Notes.

Convertible Secured Notes. Shall mean the Convertible Secured Notes in the aggregate principal amount of $12,768,000 maturing on November 30, 2027, in substantially the form attached hereto as Exhibit A.

Crypto. Shall mean any blockchain-based digital asset, cryptocurrency or other crypto asset, whether or not denominated in U.S. dollars or another currency and whether or not deemed to be a “security” under Section 2(a)(1) of the Securities Act, including, without limitation, Bitcoin; provided that “Crypto” does not include the underlying software or protocol governing transfers of digital representations of value; provided further that Crypto shall not include any legal tender of the United States.

Crypto Asset Account. Shall mean a digital asset to be established with Gemini Trust Company LLC, as custodian, as contemplated by Section 5.11, and all sub-accounts thereof and any account which is a replacement or substitute for any of such accounts, together with all Bitcoin, Crypto, financial assets, digital assets, cryptocurrency, controllable accounts, controllable electronic records, controllable payment intangibles, electronic chattel paper, electronic documents and Money held therein.

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Current Subsidiary. Shall mean any Person in which the Company on the date of this Agreement, directly or indirectly, (i) owns no less than a majority of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, Current Subsidiaries.

December 2023 Loan Agreement. Has the meaning given in Section 5.11(b).

Default. See Section 8.01.

Disqualified Stock. Means, with respect to any person, any equity interests of such person that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control Transaction so long as any rights of the holders thereof upon the occurrence of a Change of Control Transaction shall be subject to the prior repayment in full of the Notes), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock.

Dollars or $. Dollars in lawful currency of the United States of America.

Effective Date. Means the earliest of the date that (a) the initial Resale Registration Statement has been declared effective by the Commission, (b) all of the Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Securities is not an Affiliate of the Company or (d) all of the Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and counsel to the Company has delivered to the Transfer Agent a standing written unqualified opinion that resales may then be made by such holders of the Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders

Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Issuer or any ERISA Affiliate.

ERISA. The Employee Retirement Income Security Act of 1974.

ERISA Affiliate. Any Person which is treated as a single employer with the Issuer under Section 414 of the Code.

Event of Default. See Section 8.01.

Exchange Act. The U.S. Securities Exchange Act of 1934, as amended.

Generally accepted accounting principles or GAAP. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Issuer adopting the same principles, provided that in each case referred to in this definition of “generally accepted accounting principles” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

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Governmental Body means any federal, state, local or foreign government, any political subdivision thereof or any court or tribunal, administrative or regulatory agency, department, ministry, instrumentality, body or commission or other Government Body or agency, or arbitral body or arbitrator or any self-regulated organization, public international governmental organization or supranational union, or other non-governmental regulatory authority or quasi-Government Body (to the extent that the rules, regulations or orders of such organization or authority have the force of law).

Governmental Order means any order, injunction, judgment, doctrine, decree, ruling, writ, stipulation, determination, assessment or arbitration award of a Governmental Body.

Guarantor and Guarantors. Has the meaning given such terms in the preamble.

Highest Lawful Rate. The maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the Purchasers which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

Indebtedness. Indebtedness of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services (excluding trade credit or accounts payable incurred in the ordinary course of business that are not past due), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations, (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) Disqualified Stock, (f) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (such as merchant cash advances) and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

Initial Bitcoin Deposit. Has the meaning given in Section 5.11(a).

Insurance. All insurance policies covering any or all of the Collateral (regardless of whether the Agent is the loss payee thereof).

Law means any federal, state, provincial, local or foreign laws, statutes, rules, treaties, common laws, codes, regulations, ordinances or Governmental Orders of, or enacted, adopted, promulgated, issued or enforced by, any Governmental Body.

Legal Proceeding means any judicial, administrative or arbitral action, suit, mediation, charge, investigation, inquiry, proceeding, demand, complaint or claim (including any counterclaim) by or before a Governmental Body.

Material Adverse Effect. A material adverse effect on (a) the Property, business, operations and/or financial condition of the Note Parties, taken as a whole, in each case, (b) the validity or enforceability of the Note Documents, (c) the rights and remedies of the Purchasers or the Agent under the Note Documents or (d) timely payment of the principal of or interest on the Notes or other amounts payable in connection with the Notes or the other Note Documents when due.

Maturity Date. The Notes will be due and payable on November 30, 2027.

Michigan Mortgage. The Second Lien Mortgage of even date herewith, by and between Alliance Cloud and the Agent, dated the date hereof, with respect to the Michigan Property as security for the Obligations.

Michigan Property. The parcel of real property identified in the Michigan Mortgage and all improvements thereon (but, for the avoidance of doubt, not including any Bitcoin machines owned by Sentinum located therein).

Money. “Money” as defined in the UCC.

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New Subsidiary. Shall mean any Person in which the Company after the date of this Agreement, directly or indirectly, (i) owns no less than a majority of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, New Subsidiaries.

Notes. Shall be synonymous with Convertible Secured Notes defined above.

Note Documents. This Agreement, the Note, the Michigan Mortgage, the Account Control Agreement and any other documents evidencing the transactions contemplated hereby and any modifications, amendments or replacements hereto or to any other Note Document.

Note Parties. Means the Issuer and each Guarantor.

NYSE Approval. Means receipt of all approvals from the Principal Market necessary for the issuance of Conversion Shares upon conversion in full of the Notes in accordance with the terms thereof (disregarding for these purposes any limitations on conversion set forth therein).

Obligations. All Indebtedness, obligations and liabilities of the Note Parties to the Purchasers arising or incurred under this Agreement, the Notes or any of the other Note Documents.

Original Principal Amount. Shall mean, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Original Principal Amount” of Convertible Secured Notes purchased by such Purchaser, which shall equal $12,768,000 in the aggregate.

Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Principal Market. The NYSE American, LLC.

Principal Amount. Shall mean, as of any date, the principal amount of the Notes outstanding on such date.

Proceeds. (i) all “proceeds” as defined in Article 9 of the UCC, and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Property. Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

SEC Reports. See Section 4.20

Securities. Means the Notes and Conversion Shares.

Segregated Account. Has the meaning given in Section 5.11(b).

Short Sales. Means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

Subscription Amount. Shall mean, as to each Purchaser, the aggregate amount to be paid for the Convertible Secured Note purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading Subscription Amount in immediately available funds. The aggregate Subscription Amount shall be $12,000,000.00.

Subsidiaries. Shall mean, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a Subsidiary.

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Trading Market. The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market and the Principal Market.

Transfer Agent. Means Computershare Trust Company, N.A.

Section 1.02       Rules of Interpretation.

(i)       A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(ii)       The singular includes the plural and the plural includes the singular.

(iii)       Any reference to gender includes references to all genders, as applicable.

(iv)       A reference to any law includes any amendment or modification to such law.

(v)       A reference to any Person includes its permitted successors and permitted assigns.

(vi)       Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis.

(vii)       The words “include,” “includes” and “including” are not limiting.

(viii)       All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(ix)       Reference to a particular “Section” refers to that section of this Agreement unless otherwise indicated.

(x)       The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

Article II
THE Notes

Section 2.01       Purchase and Sale of the Notes. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase from the Company, the Notes in the aggregate Original Principal Amount of $12,768,000. Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Notes in the appropriate Original Principal Amount, and the Company and each Purchaser shall deliver the other items set forth in Article VII deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth Article VII, the Closing shall occur at the offices of Haynes and Boone, LLP, as counsel to the Purchasers, or such other location as the parties shall mutually agree

Section 2.02       Interest on the Notes.

(a)       The Principal Amount of the Notes shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the rate of twelve and a half percent (12.50%) per annum.

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(b)       Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on the Principal Amount of the Notes, the Closing Date and the date of payment of any principal shall be included in such computation.

(c)       Interest on the Principal Amount of the Notes shall be due and payable in cash monthly on the last Business Day of each calendar month (the “Interest Payment Date”), provided, that if any Notes have been converted during the applicable interest period and, as a result thereof, it would be impractical for the Issuer to calculate the amount of interest due on the applicable Interest Payment Date, then the Interest Payment Date may be postponed to the third (3rd) Business Day after such applicable Interest Payment Date.

(d)       Upon the occurrence and during the continuance of an Event of Default, the Principal Amount of the Notes and, to the extent permitted by applicable law, any interest payments thereon or any fees or other amounts owed under any Note Document not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable on demand at a rate that is five percent (5%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Notes (or, in the case of any such fees and other amounts, at a rate which is five percent (5%) per annum in excess of the interest rate otherwise payable hereunder). Payment or acceptance of the increased rates of interest provided for in this Section 2.02(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Purchasers.

Section 2.03       Maturity. Issuer promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Principal Amount of the Notes, together with any and all accrued and unpaid interest thereon and fees and expenses of the Purchasers, including without limitation, the fees and expenses of its legal counsel, and any other Obligations. The Principal Amount of the Notes may not be prepaid prior to the Maturity Date other than as set forth in Section 7 of the Note.

Section 2.04       Mandatory Repayment Upon an Event of Default. Upon the occurrence of an Event of Default, at the election of the Purchasers, the Notes shall become immediately due and payable in full (including all accrued and unpaid interest thereon, fees and expenses of the Purchasers, including without limitation, the fees and expenses of its legal counsel, and all other Obligations under the Note Documents); provided that, upon any Event of Default under Section 8.01(a), the Notes shall automatically become due and payable without any action or notice required by the Purchasers.

Section 2.05       Funds for Payments. All payments of principal, interest and any other amounts due hereunder or under any of the other Note Documents shall be made on the due date thereof to each Purchaser in Dollars by wire transfer of immediately available funds no later than 4:00 p.m. (New York time).

Section 2.06       No Offset, etc. All payments made by the Issuer under this Agreement, the Note and the other Note Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Government Body, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on a Purchaser as a result of a present or former connection between such Purchaser and the jurisdiction of the Government Body imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Note or any other Note Document).

Section 2.07       Note. The repayment of the Notes shall be subject to the other terms and conditions set forth in the Notes, which are incorporated herein by reference and made a part hereof.

Section 2.08       OID. The Note Parties acknowledge and agree that Notes have been issued with an original issue discount of $768,000, which is compensation to the Purchasers for the foregone use of money and not a fee for services. Such original issue discount is fully earned by the Purchasers on the Closing Date and non-refundable.

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Section 2.09       NYSE Approval. In the event that the NYSE Approval has not been received by the date that is 120 days after the Closing Date, the Holders shall have the right, exercisable at their option each month by delivering written notice to the Issuer, to require the Issuer to make monthly repayments of principal of the Notes in an amount of up to $250,000 per month. In addition, in the event that the NYSE Approval has not been received by the date that is 120 days after the Closing Date, then on the Maturity Date in addition to the repayment of all of the obligations, the Issuer shall be required to pay the Holders an additional amount equal to $1,276,800.00.

Section 2.10       Amortization. Beginning 120 days after the Closing Date, to the extent that as of the last Trading Day (as defined in the Notes) of any calendar month the Conversion Price is below the Floor Price, then in the subsequent calendar month, the Purchasers may, by delivering a written notice to the Company, require the Company to redeem up to $250,000 of the outstanding principal of the Note during that calendar month.

Article III
SECURITY AGREEMENT

Section 3.01       Liens.

(a)       Collateral. To secure the Obligations, each Note Party hereby grants to the Agent (on behalf and for the benefit of Purchasers) a security interest and continuing lien on all of Issuer’s right, title and interest in, to and under the Crypto Asset Account, all Crypto and the Michigan Mortgage, all books and records relating to the foregoing, and all Proceeds related to the foregoing (the “Collateral”).

(b)       The Liens granted to the Agent pursuant to this Agreement shall be perfected by: (i) filing a UCC Financing Statement with the applicable Secretary of State; (ii) the entry into the Account Control Agreement and (iii) such other instruments and agreements requested by the Agent from time to time (which will be called the “Security Documents”). Each Note Party hereby authorizes Purchasers to file in the appropriate filing offices one or more financing statements describing the collateral as “all Crypto, Debtor’s Crypto Asset Account and Michigan Property as Herein Identified and all Proceeds of the foregoing” or terms of similar effect. Each Note Party shall execute and deliver to the Purchasers all such financing statements, notices and other documents as the Agent may reasonably request to evidence, confirm, validate, perfect or ensure the contemplated priority of the Liens granted to the Agent hereunder.

Section 3.02       Intentionally Omitted.

Section 3.03       Michigan Mortgage. The Obligations shall also be secured by a continuing security interest and mortgage in the Michigan Property pursuant to the Michigan Mortgage. Notwithstanding the foregoing, the Agent shall, upon written request of the Borrowers and provided that no Event of Default has occurred and is continuing, release the Lien and security interest of the Agent in the Michigan Property upon the redemption of not less than $5,000,000 of Principal Amount of the Notes pursuant to Section 7 of the Notes or, alternatively, delivery of $5,000,000 into a “sinking fund” under the control of the Agent.

Article IV
REPRESENTATIONS AND WARRANTIES

Each Note Party represents, warrants and covenants to the Purchasers as follows:

Section 4.01       Corporate Authority. (a) Each Note Party (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, (b) has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Note Documents, (c) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties and to conduct its business as now or currently proposed to be conducted, and (d) is in good standing as a foreign corporation or partnership, as the case may be, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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(b)       Authorization. The execution, delivery and performance of this Agreement and the other Note Documents to which each Note Party is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or limited liability company authority of such Note Party, (b) has been duly authorized by all necessary corporate or limited liability company proceedings, does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which each Note Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Note Party, the violation of which would have a Material Adverse Effect, does not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, each such Note Party, (e) does not result in or require the creation or imposition of any Lien upon any of the Property of each Note Party other than the Liens granted pursuant to this Agreement and the other Note Documents and (f) does not require the consent, authorization by or approval of or notice to or filing or registration with any Government Body.

(c)       Enforceability. The execution and delivery of this Agreement and the other Note Documents will result in valid and legally binding obligations of each Note Party thereto and enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 4.02       Governmental Approvals. The execution, delivery and performance by each Note Party of this Agreement and the other Note Documents to which each Note Party is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Governmental Body other than those already obtained and are not in violation of any municipal or other local law, ordinance or federal, state or local governmental rule or regulation relating to the occupancy or operation of any of such Note Party’s businesses, which violation would have a Material Adverse Effect.

Section 4.03       Intentionally Omitted.

Section 4.04       Responsibility, Anti-Corruption, and Anti-Bribery Laws. Each Note Party and its officers, directors, managers, employees and any other Person acting on behalf of the Company, have not violated any provision of the U.S. Bribery and Gratuities Statute (18 U.S.C. § 201(b)), the Foreign Corrupt Practices Act, the Laws promulgated, monitored or enforced by the U.S. Office of Foreign Assets or any other applicable anti-bribery or anti-corruption Laws; (b) made any unlawful political contribution or established or maintained any unlawful or unreported funds; (c) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to (i) any individual holding a legislative, administrative or judicial position of any kind, (ii) any officer, employee or any other individual acting in an official capacity for any Governmental Body, or (iii) any political party or official thereof or any candidate for political office (individually and collectively, a “Government Official”), in each case, while knowing that all or a portion of such money or thing of value would be offered, given or promised to any Government Official, in each case for the purpose of assisting a Note Party in obtaining or retaining business or a business advantage for or with, directing business to a Note Party, or securing any improper advantage for a Note Party; or (d) established or maintained any fund or asset with respect to a Note Party that has not been recorded on the books and records of such Note Party.

Section 4.05       No Default. No Default or Event of Default exists.

Section 4.06       Patents, Copyrights, etc. Each Note Party possesses all patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

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Section 4.07       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation of any nature pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, the Principal Market, Governmental Body or self-regulatory organization (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Note Documents or the Securities, or (ii) would, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, none of the Company, any Subsidiary, or any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty during the six (6) years preceding the Execution Date. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by a Government Body involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act

Section 4.08       No Materially Adverse Contracts, etc. Each Note Party is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. No Note Party is a party to any contract or agreement that has or is expected, in the judgment of the Note Party’s officers, to have a Material Adverse Effect.

Section 4.09       Tax Status. Each Note Party (a) has made or filed all federal, national, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) except for property taxes, has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. With the exception of property taxes, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each Note Party know of no basis for any such claim.

Section 4.10       Certain Transactions. Except for arm’s length transactions pursuant to which the Note Parties make payments in the ordinary course of business upon terms no less favorable than each Note Party could obtain from third parties, none of the officers, directors, or employees of each Note Party is presently a party to any transaction with each Note Party (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of each Note Party, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.11       Employee Benefit Plans. Except as would not reasonably be expected to result in a Material Adverse Effect, the Note Parties are in compliance with all laws, rules and regulations related to employee benefits and labor and employment matters, including ERISA.

Section 4.12       Use of Proceeds. No portion of any proceeds from the sale of the Notes is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. For the avoidance of doubt, nothing herein shall prevent the Issuer from using proceeds from the sale of the Notes to purchase Bitcoin.

Section 4.13       Intentionally Omitted.

Section 4.14       Disclosure. To the best of each Note Party’s knowledge, all factual information (other than financial projections) furnished by the Note Parties, including without limitation, all representations and warranties made by the Note Parties in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Purchasers by or on behalf of the Note Parties in connection with any of the transactions contemplated by any of the Note Documents, is true and accurate in all material respects and does not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

Section 4.15       Insurance. Each Note Party maintains and will use their best efforts to continue to maintain through the final payment in full of the Obligations with financially sound and reputable insurers insurance with respect to its properties and businesses, including directors and officers insurance, against such casualties and contingencies as are in accordance with general practices and businesses engaged in similar activities and similar geographic areas.

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Section 4.16       Licenses, etc. Each Note Party has obtained and holds in full force and effect, all licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their businesses as presently conducted, except where the failure to so obtain the foregoing could not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.17       Intentionally Omitted.

Section 4.18       Capitalization. The capitalization of the Company as of the date hereof is as set forth in the SEC Reports. Except as set forth in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee share options under the Company’s stock incentive plans, the issuance of Common Stock to employees or consultants pursuant to the Company’s stock incentive plans and pursuant to the conversion and/or exercise Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act and any “at the market” offering program. Except as set forth in the SEC Reports, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Note Documents. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents. Except as set forth in the SEC Reports, the issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of share capital of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable foreign, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities; provided, however, that the Company shall be obligated to obtain approval from the Principal Market for the conversion of the Notes into Conversion Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.19       Subsidiaries. All of the direct and indirect Current Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the share capital or other equity interests of each Current Subsidiary as set forth in the SEC Reports free and clear of any Liens, options or warrants, and all of the issued and outstanding share capital of each Current Subsidiary is validly issued and is fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 4.20       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for the three years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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Section 4.21       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) other than intracompany loans, neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business, and (iii) the Company has not altered its method of accounting. The Company does not have pending before the Commission any request for confidential treatment of information. To the knowledge of the Company, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

Section 4.22       Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any applicable judgment, decree or order of any court, arbitrator, Principal Market, governmental or administrative agency, regulatory authority, self-regulatory organization (federal, state, county, local or foreign) or other Government Body other than as set forth in the SEC Reports, or (iii) is or has been in violation of any applicable statute, rule, ordinance or regulation of any Government Body, including without limitation all applicable foreign, federal, state and local laws relating to taxes, bribery and corruption, occupational health and safety, product quality and safety, employment and labor matters, employee benefits and laws related to the protection of the environment, except, in each case of clauses (i), (ii) and (iii), as could not reasonably be expected, individually or in the aggregate, to, have a Material Adverse Effect.

Section 4.23       Solvency; Seniority. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s tangible assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Indebtedness and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur Indebtedness beyond its ability to pay such Indebtedness as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its Indebtedness). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for bankruptcy, insolvency, administration, judicial management, reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

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Section 4.24       Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Note Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Note Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Note Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Notes. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Note Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 4.25       Acknowledgment Regarding Purchaser’s Trading Activity. It is understood and acknowledged by the Company that, except as set forth in Section 17.06, (i) following the public disclosure of the transactions contemplated by the Note Documents, in accordance with the terms thereof, none of the Purchasers have been asked by the Company or any of its Subsidiaries to agree, nor has any Purchaser agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Purchaser, and counterparties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Purchaser’s knowledge of the transactions contemplated by the Note Documents; (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Purchaser may rely on the Company’s obligation to timely deliver Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Note Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Note Documents pursuant to the Form 8-K (x) one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Notes are being determined and (y) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the Note Documents.

Section 4.26       Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Company and the Subsidiaries are in compliance in all material respects with any applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in the SEC Reports, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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Section 4.27       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as set forth in the SEC Reports, the Company is, as of the date hereof, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company and the Company is current in payment of the fees to the Depository Trust Company in connection with such electronic transfer.

Section 4.28       Cybersecurity. To the Company’s knowledge, (x) there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”). The Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data. The Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 4.29       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Section 4.30       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Note Documents.

Section 4.31       No-Off Balance Sheet Arrangements. There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or liabilities of the Company or any Subsidiary.

Section 4.32       No Manipulation of Price. Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any of its or its Subsidiaries’ employees, directors or shareholders, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company.

Section 4.33       Certain Matters related to Management. No member of the Company’s management (a) has had a petition under the federal bankruptcy laws or any state insolvency laws filed by or against them, or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of (i) them, (ii) any partnership in which they were a general partner at, or within two years before, the time of such filing or (iii) other than as set forth in the SEC Reports, any company or business association of which they were an executive officer at, or within two years before, the time of such filing; (b) been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and driving a vehicle under the influence of alcohol or drugs offenses; (c) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining or limiting them from any activity in connection with the purchase or sale of any security or commodity; (d) except as set forth in the SEC Reports, been found by a court in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or (e) been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

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Section 4.34       Registration Rights. Except as set forth in the SEC Report, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 4.35       No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article XVII, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

Section 4.36       Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article XVII or as provided for herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

Section 4.37       No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 4.38       No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

Section 4.39       Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

Section 4.40       Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

Section 4.41       No Broker-Dealer. The Issuer and the Board of Directors, severally, acknowledges and agrees that the Purchasers are not acting as a broker, dealer, underwriter or agent of the Issuer or any of its Subsidiaries. The Issuer and its Subsidiaries shall not, and the Issuer shall direct its agents, affiliates and representatives not to, take the position that the Purchasers are acting in any manner as a broker, dealer or agent of the Issuer or any of its Subsidiaries in any respect (whether pursuant to the transactions contemplated hereby or otherwise).

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Article V
AFFIRMATIVE COVENANTS

Each Note Party covenants and agrees that, so long as any Note is outstanding:

Section 5.01       Punctual Payment. Issuer will duly and punctually pay or cause to be paid when due the principal and interest on the Notes and each Note Party shall pay all other amounts provided for in this Agreement and the other Note Documents to which such Note Party is a party, all in accordance with the terms of this Agreement and such other Note Documents.

Section 5.02       Maintenance of Office. Issuer will maintain its chief executive office at 11411 SOUTHERN HIGHLANDS PARKWAY, SUITE 190, LAS VEGAS, NV, 89141, or at such other place in the United States of America as the Issuer shall designate upon at least ten (10) Business Days prior written notice to the Purchasers.

Section 5.03       Records and Accounts. Each Note Party will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

Section 5.04       Financial Information. Issuer will provide to the Purchasers and its counsel, (a) not later than fifty (50) days after the last day of each quarter, unaudited balance sheet and related statements of income and cash flows of the Issuer on a quarterly basis, (b) not later than one hundred and thirty-five (135) days after the last day of each year, unaudited balance sheet and related statements of income and cash flows of the Issuer on an annual basis, and (c) from time to time such other financial data and information as the Purchasers may reasonably request. Notwithstanding the foregoing, to the extent that the financial statements referred to in the foregoing clauses (a) and (b) are made publicly available on the Commission’s website, then the Issuer may notify the Purchasers when such financial statements are available on the Commission's website in lieu of delivering the same to the Issuer.

Section 5.05       Notices.

(a) Defaults. Each Note Party will give notice in writing to the Purchasers promptly (but in no event later than two (2) days) of becoming aware of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of Indebtedness, indenture or other obligation to which or with respect to which each Note Party is a party or obligor, whether as principal, guarantor, surety or otherwise, such Note Party shall forthwith give written notice thereof to the Purchasers, describing the notice or action and the nature of the claimed default.

(b)       Intentionally Omitted.

(c)       Notification of Claim against Collateral. Issuer will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses (collectively, the “Collateral Claims”) to which any of the Collateral, or the Agent’s rights with respect to the Collateral, is subject.

Section 5.06       Taxes. Each Note Party will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all post-confirmation taxes, assessments and other governmental charges imposed upon it and the Collateral, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if a Note Party shall have set aside on its books adequate reserves with respect thereto; and provided further that each Note Party will pay all such post-confirmation taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

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Section 5.07       Compliance with Laws, Contracts, Licenses, and Permits. Each Note Party will comply with (a) the applicable laws and regulations wherever its business is conducted, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Note Parties may fulfill any of its obligations hereunder or any of the other Note Documents to which such Person is a party, the Note Parties will immediately take or cause to be taken all reasonable steps within the power of such Person to obtain such authorization, consent, approval, permit or license and furnish the Purchasers with evidence thereof.

Section 5.08       Fair Labor Standards Act. Each Note Party will at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended, and with all other material applicable provisions of all labor laws in all jurisdictions in which it operates.

Section 5.09       Further Assurances. Each Note Party will cooperate with the Purchasers and execute such further instruments and documents as the Purchasers shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Note Documents.

Section 5.10       Replacement Instruments. Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, the Issuer shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor, which note shall include such Purchaser’s copy of the pre-existing ledger or other listing of payments or other credits made on any applicable Note.

Section 5.11       Crypto Asset Accounts.

(a)       The Issuer shall establish the Crypto Asset Account at Gemini Trust Company, LLC, which shall be subject to the Account Control Agreement. Once established, the Issuer shall deposit Bitcoin having a U.S. dollar value of $15,960,000 therein (the “Initial Bitcoin Deposit”). Thereafter, the value of Bitcoin custodied in the Crypto Asset Account shall have a Dollar value of no less than the amount equal to 125% of the Outstanding Principal. The Bitcoin shall be valued in Dollars bi-weekly at 2:00 p.m. (local time in New York City, New York) on each Tuesday and Friday (each a “Measurement Date”) of each calendar week using Bloomberg L.P. If the Dollar value of the Bitcoin custodied in the Crypto Asset Account is, at any time, less than an amount equal to 125% of the Outstanding Principal (the “Margin Requirement”), but greater than or equal to 90% of the Outstanding Principal, then the Issuer shall deposit additional Bitcoin in the Crypto Asset Account such that the Dollar value of the Bitcoin custodied in the Crypto Asset Account is at least the Margin Requirement by the next Measurement Date. If the Dollar value of the Bitcoin custodied in the Crypto Asset Account is, at any time, less than an amount equal to 90% of the Outstanding Principal, the Agent may liquidate Bitcoin in the Crypto Asset Account that would pay down the Notes to a Principal Amount of $5,000,000 (or if the Agent’s Lien in the Michigan Property has been released pursuant to Section 3.01(c), then to repay the Obligations in full) and if the Bitcoin in the Crypto Asset Account is insufficient to pay down the Notes to $5,000,000 the Issuer shall redeem the Notes in accordance with Section 7 of the Notes such that Principal Amount is no greater than $5,000,000 (or if the Agent’s Lien in the Michigan Property has been released pursuant to Section 3.01(c), then to repay the Obligations in full). Notwithstanding anything to contrary herein, if as of any Measurement Date, the Dollar value of the BitCoin exceeds 140% of the Principal Amount, the Agent and the Company shall promptly procure the release of Bitcoin from Crypto Asset Account that is in excess of the Margin Requirement.

(b)       During the period between Closing and the establishment of the Crypto Asset Account, the net proceeds from the issuance and sale of the Notes shall be held in the Agent’s account at JP Morgan Chase, which is a segregated account (the “Segregated Account”) used by the Agent to keep cash collateral posted by the Company under connection with the Loan and Guaranty Agreement, dated December 14, 2023, by and between the Company, among the other loan parties a party thereto, JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Buckeye Ltd., as lenders, and the Agent, as collateral agent (as amended, the “December 2023 Loan Agreement”). Upon the establishment of the Crypto Asset Account, the execution and delivery by all parties of the Account Control Agreement covering such Crypto Asset Account in substantially the form attached hereto as Schedule 5.11(b) or in such other form satisfactory to Agent in its sole and absolute discretion, and the completion of the Initial Bitcoin Deposit, the Agent shall cause the proceeds from the issuance and sale of the Notes on deposit in the Segregated Account to be released to the Company. Any interest on such net proceeds from the sale of the Notes deposited into the Segregated Account shall remain in the Segregated Account and shall be counted towards the Company’s obligations to make contributions to the Segregated Account under the December 2023 Loan Agreement.

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Section 5.12       Legends

(a)       The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in this Section 5.12, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)       The Purchasers agree to the imprinting, so long as is required by this Section 5.12, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

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(c)       Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 5.12(b) hereof): (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Provided one or more of the preceding conditions are met, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Note is converted when there is an effective registration statement (including the Resale Registration Statement) to cover the resale of the Securities issuable upon such conversion or exercise, as applicable, or if such Securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, then, in each case, such Securities shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5.12(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Securities, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.12(c). Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Securities, as applicable, issued with a restrictive legend.

(d)       In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Securities (or in the case of the Notes the number of shares of Common Stock issuable upon conversion thereof) that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Securities (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)       Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.12(e) is predicated upon the Company’s reliance upon this understanding.

Section 5.14       Reservation of Shares. So long as any Notes remain outstanding, the Company shall at all times reserve at least the Required Reserve Amount (as defined in the Notes).

Section 5.16       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.17       Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Note Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Note Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

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Section 5.19       Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchasers in order convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any such notice be required in order to convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Notes. The Company shall honor the conversions of the Notes and shall deliver the Conversion Shares in accordance with its terms, conditions and time periods set forth therein.

Section 5.20       Securities Laws Disclosure; Publicity

The Company shall by not later than 5:30 p.m. (local time in New York, New York) on December 1, 2025, file a Current Report on Form 8-K, including copies of the Note Documents (or the forms thereof) as exhibits thereto, with the Commission (the “Form 8-K”). Upon the filing of the Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all “material, non-public information” delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. The Company and the Purchasers shall consult with each other in issuing any other public announcements or press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such public announcement or press release nor otherwise make any such public statement or communication without the prior consent of the Company, with respect to any disclosure of the Purchasers, or without the prior consent of the Purchasers, with respect to any disclosure of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, then the disclosing party shall, to the extent lawful and practicable (having regard to time and in the case of the Company, the Company’s continuous disclosure obligations), promptly provide the other party with prior notice of such public announcement, press release, public statement or communication.

Section 5.21       Disclosure of Material Information; No Obligation of Confidentiality.

(a)       Except with respect to the material terms and conditions of the transactions contemplated by the Note Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf including any officer, director, employee or agent of the Company or the Subsidiaries, has provided prior to the date hereof or will in the future provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material, non-public information unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Note Documents, the Company shall, unless otherwise agreed by the Purchasers, publicly disclose any “material, non-public information” in a Current Report on Form 8-K filed with the Commission within one (1) Business Day following the date that it discloses such information to any Purchaser or such earlier time as may be required by applicable law. From and after the filing of any such Current Report on Form 8-K pursuant to this Section 5.21(a), no Purchaser shall be deemed to be in possession of any material, nonpublic information regarding the Company existing as of the time of such filing. If the Company fails to file a Current Report on Form 8-K within the time required in this Section 5.21(a), each affected Purchaser may, in its sole discretion, make a public disclosure of such information that it believes in its sole discretion constitutes material, non-public information of the Company, without Company or its personnel’s permission. Except as required by law, the Company shall not, without the prior written consent of the relevant Purchaser, disclose such Purchaser’s name in the Current Report on Form 8-K, or other disclosure, made pursuant to this Section 5.21(a).

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(b)       Except pursuant to any confidentiality agreement entered into by a Purchaser as described in Section 5.21(a), no Purchaser shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company disclosed to such Purchaser in breach of Section 5.21(a) (whether or not the Company files a Current Report on Form 8-K as provided above), (ii) the fact that any Purchaser has exercised any of its rights and/or remedies under the Note Documents, or (iii) any information obtained by any Purchaser as a result of exercising any of its rights and/or remedies under the Note Documents. In addition, no Purchaser shall be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions of securities of the Company, including, without limitation, any hedging transactions, Short Sales or any “derivative” transactions while in possession of such non-public information.

Section 5.22       Furnishing of Information.

(a)       Until the earlier of the time that (i) no Purchaser owns Securities and (ii) the Notes are no longer outstanding, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)       At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount paid by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Securities pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 5.22 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the second (2nd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.08333% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 5.23       Registration Rights. As soon as practicable after the Closing, and in any event within thirty (30) calendar days of the Closing Date, the Company shall use its reasonable best efforts to file a registration statement on Form S-3 (or such other form that the Company is eligible for) providing for the resale by the Purchasers of the shares of Common Stock underlying the Notes (assuming the conversion in full of the Notes at the Floor Price (as defined in the Notes)); provided that the Holder shall have furnished in writing to the Company such other information regarding itself, the securities held by it and the intended method of disposition of the securities held by it, as shall be reasonably required to effect the registration of such registrable securities. The Company shall use its reasonable best efforts to cause such registration to become effective on or prior to the 60th calendar day after the Closing Date, and to keep such registration statement effective at all times until the no Purchaser owns any Securities. The Company will not file any other registration statements until the registration statement covering the resale of the Conversion Shares contemplated by this Section 5.23 is declared effective by the Commission, except that the foregoing limitations shall not apply with respect to the filing of any registration statement for a customary “at-the-market” offering program.

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Article VI
CERTAIN NEGATIVE COVENANTS

Each Note Party covenants and agrees that, so long as any Note is outstanding:

Section 6.01       Intentionally Omitted.

Section 6.02       Restrictions on Liens. Issuer will not create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon the Crypto Asset Account or any Bitcoin or other assets custodied therein other than the Liens of the Agent.

Section 6.03       Disposition of Crypto Asset Account. Issuer will not become a party to or agree to or effect any disposition or other transfer, or effect any disposition or transfer, of the Crypto Asset Account or any Bitcoin or other assets custodied therein.

Section 6.04       Intentionally Omitted.

Section 6.05       Intentionally Omitted.

Section 6.06       Changes in Business, Management, Ownership, or Business Locations. Each Note Party shall not: (a) cease doing business, or liquidate or dissolve; or (b) without at least ten (10) days prior written notice to Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, (iv) change its organizational number (if any) assigned by its jurisdiction of organization, or (v) change its chief executive office or principal place of business.

Section 6.07       Intentionally Omitted.

Section 6.08       Intentionally Omitted.

Section 6.09       Fundamental Changes. No Note Party will merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or otherwise permit a Change of Control Transaction.

Article VII
CLOSING CONDITIONS

The obligations of the Purchasers to purchase the Notes shall be subject to the satisfaction of the following conditions precedent:

Section 7.01       Note Documents. Each of the Note Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Purchasers. The Purchasers shall have received a fully executed copy of each such document.

Section 7.02       Corporate or Other Action. All corporate action or partnership action, as the case may be, necessary for the valid execution, delivery and performance by the each Note Party of this Agreement and the other Note Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Purchasers shall have been provided thereto.

Section 7.03       Incumbency Certificate. The Purchasers shall have received from the Issuer an incumbency certificate in a form provided by Purchasers to the Note Parties, dated as of the Closing Date, signed by a duly authorized officer of each Note Party, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of a Note Party, each of the Note Documents to which each such Note Party is or is to become a party and (b) to give notices and to take other action on its behalf under the Note Documents.

Section 7.04       Disbursement Instructions. The Purchasers shall have received disbursement instructions from the Issuer with respect to the proceeds from the sale of the Notes.

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Section 7.05       Consents and Approvals. The Purchasers shall have received evidence that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

Section 7.06       No Material Adverse Effect. No event, act or condition shall have occurred in the business, assets, operations or properties of any Note Party which, in the judgment of the Purchasers, has had or would have a Material Adverse Effect.

Section 7.07       No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Government Body shall have been issued, and no litigation shall be pending or threatened, which in the judgment of the Purchasers would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Notes.

Section 7.08       No Event of Default. No Event of Default, or default which after the giving of applicable notice may become an Event of Default, shall exist or have occurred.

Section 7.09       Title to Collateral. The Purchasers shall have been satisfied, in its sole discretion, with the encumbrances and other restrictions against the title to the Collateral and the Michigan Property.

Section 7.10       Markets. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended or halted by the Principal Market or the Commission (nor shall such suspension or halt be threatened by the Principal Market or the Commission, including but not limited, receipt by the Company of any notice of non-compliance with maintenance requirements by the Principal Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

Section 7.11       Amendment. The Note Parties shall have entered into the seventh amendment to the December 2023 Loan Agreement.

Article VIII
EVENTS OF DEFAULT; ACCELERATION; ETC.

Section 8.01       Events of Default and Acceleration. The following events shall constitute “Events of Default” and each an “Event of Default” (or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a “Default”):

(a)       the occurrence of any Bankruptcy Event;

(b)       intentionally omitted;

(c)       there shall occur any event, which results in, or could reasonably be expected to have, a Material Adverse Effect, which is not cured or remedied within thirty (30) days after the Note Parties’ receipt of written notice thereof from the Purchasers or the Agent; or

(d)       a Note Party fails to (a) pay when due any principal under the Notes; (b) pay when due any interest on the Notes; provided that any failure to pay interest when due shall not constitute an Event of Default if cured within ten (10) business days after the due date; or (c) pay within five (5) Business Days of when due any Obligations (other than principal or interest);

(e)       a Note Party shall fail to perform any term, covenant or agreement contained in Section 5.11;

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(f)       a Note Party shall fail to perform any term, covenant or agreement contained in Section 5.21, Section 5.22 or Section 5.22 which is not cured or remedied (if capable of cure or remedy) within ten (10) days after the Note Parties’ receipt of written notice thereof from the Purchasers or the Agent;

(g)       Note Party shall fail to perform any covenant Article V or Article VI (other than as set forth in Section 8.01 (a), Section 8.01(e) or Section 8.01(f)) which is not cured or remedied (if capable of cure or remedy) within thirty (30) days after the Note Parties’ receipt of written notice thereof from the Purchasers or the Agent;

(h)       a Note Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Note Documents (other than those specified elsewhere in this Section 8.01) for thirty (30) days after written notice of such failure has been given to such Note Party by the Purchasers, which failure would reasonably be deemed to have a Material Adverse Effect;

(i)       intentionally omitted;

(j)       intentionally omitted;

(k)       intentionally omitted;

(l)       There is, under any agreement or other instrument to which a Note Party is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually in excess of Two Million dollars ($2,000,000) or in the aggregate in excess of Four Million dollars ($4,000,000); provided that no Event of Default shall occur under this clause unless such Indebtedness has been accelerated (and any applicable grace or cure periods under such agreement have expired), and provided further that no Event of Default shall occur if such third party is prohibited from accelerating such Indebtedness, including pursuant to the terms of a subordination agreement;

(m)       One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually in excess of Two Million dollars ($2,000,000) or in the aggregate in excess of Four Million dollars ($4,000,000) (to the extent not covered by independent third-party insurance as to which the insurer has been notified and the insurer has confirmed in writing its responsibilities to cover such amounts) shall be rendered against a Note Party by any Government Body, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal;

(n)       intentionally omitted;

(o)       Any material provision of any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect, subject to a cure period of ten (10) Business Days; or a Note Party or any other Person contests in writing the validity or enforceability of any provision of any Note Document; or a Note Party denies in writing that it has any or further liability or obligation under any Note Document, or purports in writing to revoke, terminate or rescind any Note Document;

(p)       intentionally omitted;

(q)       the transfer of shares of Common Stock through the DTC System is no longer available or “chilled” (“DTC Chill”) and the Issuer has not cured such DTC Chill within thirty (30) Trading Days from receipt of notice that a DTC Chill has occurred;

(r)       the Issuer shall fail for any reason to deliver certificates representing the Conversion Shares (as defined in the Notes) via DWAC (as defined in the Notes) to the Purchasers prior to the third (3rd) Trading Day after a Conversion Date (as defined in the Notes), or the Issuer shall provide at any time notice to the Purchasers, including by way of public announcement, of the Issuer’s intention to not honor requests for conversions of the Note in accordance with the terms thereof; or

(s)       The Issuer fails to file a registration statement with respect to the resale of the Conversion Shares within forty-five (45) days after the Closing Date or fails to cause such registration statement to become effective within one hundred twenty (120) days after the Closing Date (the “Effective Date”), and to keep such registration statement continuously effective until the Purchasers no longer hold Securities.

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Article IX
REMEDIES; APPLICATION OF PROCEEDS

Section 9.01       Remedies; Obtaining the Collateral Upon Default. (a) Upon the occurrence of an Event of Default, the Purchasers may exercise the remedies provided for herein and all those available to it at law and equity.

(a)       The Purchasers and Agent shall have the rights and remedies set forth in Section 7(b) of the Note in addition to the other rights and remedies set forth in this Article IX.

(b)       Upon the occurrence and during the continuance of an Event of Default, the Purchasers, in addition to any rights now or hereafter existing under applicable law, including the right to foreclose or take any other action available under applicable law with regard to the Liens and security interest granted in connection herewith and the other Note Documents, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

(i)       personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the applicable Note Party or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any requirements of law), and for that purpose and without breach of the peace may enter upon a Note Party’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Note Party;

(ii)       instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Agent;

(iii)       sell, assign or otherwise liquidate, or direct a Note Party to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 9.02 hereof, and take possession of the proceeds of any such sale, assignment or liquidation;

(iv)       pursue rights and remedies under the Michigan Mortgage;

(v)       take possession of the Collateral or any part thereof, by directing a Note Party in writing to deliver the same to the Purchasers at any place or places designated by the Purchasers, in which event such Note Party shall at its own expense:

(A)       forthwith cause the same to be moved to the place or places so designated by the Purchasers and there delivered to the Purchasers,

(B)       store and keep any Collateral so delivered to the Purchasers at such place or places pending further action by the Purchasers as provided in Section 9.02, and

(C)       while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that a Note Party’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, shall be entitled to a decree requiring specific performance by a Note Party of such obligation.

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Section 9.02       Remedies; Disposition of the Collateral. Subject to Section 9.01(a), upon the occurrence and during the continuance of an Event of Default, any Collateral repossessed by the Purchasers under or pursuant to Section 9.01(b) or otherwise, and any other Collateral whether or not so repossessed by the Purchasers, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the Property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Purchasers may, in compliance with any applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Purchasers or after any overhaul or repair which the Purchasers shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable law or, in the case of the Michigan Property, as provided in the Michigan Mortgage. Notwithstanding anything herein to the contrary, each Note Party acknowledges and agrees that after the occurrence and during the continuance of an Event of Default the Agent may liquidate, sell or otherwise dispose of Crypto constituting Collateral without any prior notice to the Note Parties.

Section 9.03       Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Purchasers shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Note Documents now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Purchasers. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Purchasers in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Purchasers shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Purchasers may recover reasonable expenses, including attorney’s fees, and the amounts thereof shall be included in such judgment.

Section 9.04       Discontinuance of Proceedings. In case the Purchasers shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Purchasers, then and in every such case a Note Party, the Purchasers and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement, and all rights, remedies and powers of the Purchasers shall continue as if no such proceeding had been instituted.

Article X
EXPENSES

The Issuer promises to pay when due (or if no stated due date, within 3 Business Days after written demand by the Agent or Purchasers) (a) the reasonable and documented costs of producing and reproducing this Agreement, the other Note Documents and the other agreements and instruments mentioned herein and (b) any taxes (including, without limitation, any interest and penalties in respect thereto), filing fees or recording fees or taxes payable by the Purchasers (other than taxes based upon the Purchaser’s net income) on or with respect to the transactions contemplated by this Agreement or the other Note Documents (the Issuer hereby agreeing to indemnify the Purchasers with respect thereto), (c) the reasonable and documented fees, expenses and disbursements of the Purchaser’s counsel and any local counsel to the Purchasers incurred in connection with the preparation, administration or interpretation of the Note Documents and other instruments mentioned herein, each closing hereunder and any amendments, modifications, approvals, consents or waivers hereto or hereunder of any Note Document upon payment in full in cash of the Obligations or pursuant to any terms of such Note Documents for providing for such cancellation, (d) the fees, expenses and disbursements of the Purchasers incurred by the Purchasers in connection with the preparation, administration or interpretation of the Note Documents and other instruments mentioned herein, including all appraisal charges and charges of other professionals retained by the Purchasers, and all title insurance premiums and surveyor, engineering, appraisal and examination charges, (e) all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and costs, which attorneys may be employees of the Purchasers and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Purchasers in connection with (i) the enforcement of or preservation of rights under any of the Note Documents against a Note Party or the administration thereof after the occurrence of a Default or Event of Default, and (ii) in connection with any refinancing or restructuring of the financing under the Note Documents in the nature of a “work-out” or in any insolvency or bankruptcy proceeding and (f) all reasonable and documented fees, expenses and disbursements of the Purchasers incurred in connection with UCC filings or mortgage recordings. The covenants contained in this Article X shall survive payment or satisfaction in full of all other Obligations.

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Article XI
ASSIGNMENT

Section 11.01       Assignment. The Purchasers may assign all or a portion of its interests, rights and obligations under this Agreement, the Note or the other Notes Documents to any Affiliates thereof, but to no other party without the prior written consent of the Issuer. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Purchasers may assign all or a portion of its interests, rights and obligations under this Agreement, the Note and the other Note Documents to any Person without the consent of the Issuer. For the avoidance of doubt, nothing herein or in any other Document shall prohibit any Purchaser from transferring Conversion Shares to any Person in accordance with applicable securities laws.

Article XII
NOTICES, ETC.

Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or by email, addressed as follows:

(i)       if to a Note Party, to Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV, 89141, Attention: William B. Horne, Chief Executive Officer, or at such other address for notice as the Issuer shall last have furnished in writing to the Person giving the notice; with a copy to (which shall not constitute notice): Hyperscale Data, Inc., 122 East 42nd Street, 50th Floor, Suite 5000, New York, NY 10168, Attention: Henry Nisser, Esq. (henry@ault.com); and

(ii)       if to the Purchasers, c/o JGB Management Inc., 246 Post Road East, 2nd Floor, Westport, CT 06880, Attention: David Ariyeh; Vincent Vacco, authorized officer, or such other address for notice as the Purchasers shall last have furnished in writing to the Person giving the notice; with copy to (which shall not constitute notice): Greg Kramer, Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 (greg.kramer@haynesboone.com).

(i) if delivered by hand, domestic overnight courier or email to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent domestically by registered or certified first-class mail, or internationally by a reputable international courier, in each case postage prepaid, on the third Business Day following the mailing thereof.

Article XIII
GOVERNING LAW

THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER NOTE DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YO RK (INCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH NOTE PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH NOTE PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH NOTE PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH NOTE PARTY AT THE ADDRESS SET FORTH IN, OR SUBSEQUENTLY PROVIDED BY SUCH NOTE PARTY IN ACCORDANCE WITH, ARTICLE XII AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF NOTE PARTIES’ ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. EACH NOTE PARTY HEREBY EXPRESSLY WAIVES ANY CLAIM TO ASSERT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THIS AGREEMENT.

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH NOTE PARTY AGREES THAT IT SHALL NOT SEEK FROM AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

Article XIV
HEADINGS

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Article XV
COUNTERPARTS

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Article XVI
ENTIRE AGREEMENT, ETC.

The Note Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

Article XVII
Purchaser rePresentations and Warranties

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date to the Company as follows (except to the extent expressly made as of a specific date therein, in which case they shall be accurate as of such date):

Section 17.01       Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Note Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Note Documents and performance by such Purchaser of the transactions contemplated by the Note Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Note Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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Section 17.02       Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

Section 17.03       Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Notes it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

Section 17.04       General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

Section 17.05       Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales (within the meaning of Regulation SHO), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, except as expressly set forth in Section 17.6, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

Section 17.06       Net Short. Until the Notes are no longer outstanding, the Purchasers agree that they shall not effect any Short Sales of the Common Stock which establish a net short position with respect to the Common Stock. Solely for purposes of determining whether the Purchasers has a “net short” position pursuant to this Section 17.06, the Purchasers shall be deemed the owner of all Conversion Shares underlying the outstanding Notes.

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The Company acknowledges and agrees that the representations contained in Article 17 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Note Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Purchasers acknowledge and agree that neither the Company nor any Subsidiary makes or has made any representations or warranties with respect to the transactions contemplated hereby other than such representations and warranties.

Article XVIII
CONSENTS, AMENDMENTS, WAIVERS, ETC.

Neither this Agreement, any other Note Document to which a Note Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Article. The Purchasers and each Note Party may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement or the Convertible Secured Notes. Any such amendment, supplement, modification or waiver shall apply to and shall be binding upon each Note Party, the Purchasers and all future holders of the Convertible Secured Notes. In the case of any waiver, each Note Party and the Purchasers shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Article XIX
SEVERABILITY

The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Article XX
INDEMNITY

Each Note Party agrees to indemnify, defend and hold Agent and each Purchaser and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing a Purchaser (each, an “Indemnified Person”) harmless against all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) (i) claimed or asserted by any third party in connection with the transactions contemplated by the Note Documents, (ii) resulting from any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Note Documents (iii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement for the resale of the Conversion Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any claim or allegation asserted by the Issuer or its Subsidiaries or Board of Directors that any Purchaser is acting as a broker-dealer or underwriter with respect to any of the Issuer’s securities; provided, however, that Company will not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon: (1) in the case of the foregoing clause (iii), any untrue statement or alleged untrue statement or omission or alleged omission made in the resale registration statement in reliance upon and in conformity with written information furnished to Company by or on behalf of a Purchaser specifically for inclusion in a resale registration statement, (2) in any case, an Indemnified Person’s gross negligence or willful misconduct and (3) in any case, any dispute solely among Indemnified Persons. This Article 20 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run and, for the avoidance of doubt, shall survive the resignation or replacement of Agent. This Article 20 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

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Article XXI
GUARANTY

Section 21.01       Guaranty. Each Guarantor, who has executed this Agreement as of the date hereof, together with each Note Party who accedes to this Agreement as a Guarantor after the date hereof hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Issuer and the other Note Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a)       each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of Agent or Purchasers (collectively, a “Secured Party”) or that any Secured Party may have against a Issuer, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b)       Agent, on behalf of Purchasers, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Note Party with respect to the existence of any Event of Default.

Section 21.02       Maximum Liability. Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state or foreign laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 21.05).

Section 21.03       Termination. The guaranty pursuant to this Section 21 shall remain in full force and effect until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been paid in full in cash, and all commitments to extend credit have been terminated.

Section 21.04       Unconditional Nature of Guaranty. No payment made by the Issuer, a Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from the Issuer, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full in cash.

Section 21.05       Right of Contribution.

(a)       If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of this Section 21.05. The provisions of this Section 21.05 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Note Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b)       Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Note Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Note Party in respect of payments made by such Guarantor hereunder, in each case, until the Obligations are paid in full and all commitments to extend credit have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the time that the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full and all commitments to extend credit have been terminated, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

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Section 21.06       Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, and however materially, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 21 or any property subject thereto.

Section 21.07       Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Article XXI or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Issuer, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a)       diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Issuer or any of the other Guarantors with respect to the Obligations;

(b)       the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c)       any defense arising by reason of any lack of corporate or other authority or any other defense of any Issuer, such Guarantor or any other Person;

(d)       any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e)       any rights to set-offs and counterclaims;

(f)       any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Issuer or any other obligor of the Obligations for reimbursement;

(g)       without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement; and

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Each Guarantor understands and agrees that the guarantee contained in this Article XXI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Note Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Issuer or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Note Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Issuer for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any insolvency proceeding with respect to any Note Party or any other Person, (v) any merger, acquisition, consolidation or change in structure of any Note Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or equity interests of any Note Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Note Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Note Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Note Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Note Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 21.08       Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Issuer or any other Persons under the Note Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Note Document or otherwise, in each case, however materially; (b) the time, manner, place or terms of any payment under any Note Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Note Document, by an amendment, modification or renewal of any Note Document or otherwise; (c) the time for a Issuer’s (or any other Note Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Note Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Note Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and of any other indebtedness, obligations or liabilities of a Issuer or any other Note Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

Section 21.09       Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Note Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Note Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

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Section 21.10       No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 21.11       Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its documented and reasonable costs and out-of-pocket expenses actually incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Note Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel provided that no Guarantor shall be liable for indemnification of any expenses under this Section 21 to the extent such expenses arise as a result of the gross negligence or willful misconduct of a Secured Party.

Article XXII
APPOINTMENT OF AGENT

Section 22.01       The Purchasers hereby appoint Agent to act on behalf of the Purchasers as administrative agent under this Agreement and the other Note Documents and appoints Agent to act on behalf of Purchasers as collateral agent, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Note Parties to secure the Obligations. The provisions of this Section 22 are solely for the benefit of Agent and Purchasers and no Note Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Note Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Note Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Note Document or otherwise a fiduciary relationship in respect of any Purchasers.

Section 22.02       If Agent shall request instructions from Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any other Note Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Purchasers, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Note Document for any reason. Without limiting the foregoing, no Purchasers shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Note Document in accordance with the instructions of Purchasers.

Section 22.03       Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 22 shall apply to any such sub agent and to the related parties of Agent and any such sub agent. Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 22.04       Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Note Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Purchasers and shall not be responsible to any Purchasers for any statements, warranties or representations made in or in connection with this Agreement or the other Note Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Note Documents on the part of any Note Party or to inspect the Collateral (including the books and records) of any Note Party; (iv) shall not be responsible to any Purchasers for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Note Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Note Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties.

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Section 22.05       Agent shall have the same rights and powers under this Agreement and the other Note Documents as any other Purchasers and may exercise the same as though it were not Agent; and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Purchasers or commitments hereunder). Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Note Party, any of their Affiliates and any Person who may do business with or own securities of any Note Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Purchasers. Agent and its Affiliates may accept fees and other consideration from any Note Party for services in connection with this Agreement or otherwise without having to account for the same to Purchasers.

Section 22.06       Each Purchaser acknowledges that it has, independently and without reliance upon Agent or any other Purchasers, made its own credit and financial analysis of the Issuer and its own decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon Agent or any other Purchasers and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Purchaser acknowledges the potential conflict of interest of each other Purchaser as a result of such Purchaser’s holding disproportionate interests in the Notes, and expressly consents to, and waives any claim based upon, such conflict of interest.

Section 22.07       Each Purchaser agrees to indemnify Agent (to the extent not reimbursed by Note Parties and without limiting the obligations of Note Parties hereunder), ratably according to its respective pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Note Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, Purchasers agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Note Document, to the extent that Agent is not reimbursed for such expenses by the Note Parties.

Section 22.08       Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Purchasers and Issuer. Upon any such resignation, Purchasers shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Purchasers and shall have accepted such appointment within thirty (30) days after Agent’s giving notice of resignation, then Agent may, on behalf of Purchasers, appoint a successor Agent, which shall be a Purchasers, if a Purchasers is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a Subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and Purchasers shall thereafter perform all the duties of Agent hereunder until such time, if any, as Purchasers appoints a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Note Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 22.08 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Note Documents. Notwithstanding the foregoing, as long as JGB Collateral, LLC or an Affiliate thereof is a Purchaser pursuant to this Agreement, JGB Collateral, LLC shall not resign as Agent unless a successor Agent is appointed concurrently with such resignation, which successor Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent under this Agreement and the other Note Documents.

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Section 22.09       In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, Purchasers and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Note Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Note Party or any Subsidiary of a Note Party (regardless of whether such balances are then due to such Note Party or such Subsidiary) and any other properties or assets any time held or owing by that Purchasers or that holder to or for the credit or for the account of any Note Party or any Subsidiary of a Note Party against and on account of any of the Obligations which are not paid when due. Any Purchasers or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Purchasers or holders shall sell) such participations in each such other Purchaser’s or holder’s pro rata share of the Obligations as would be necessary to cause such Purchasers to share the amount so set off or otherwise received with each other Purchasers or holder in accordance with their respective pro rata shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Note Party agrees, to the fullest extent permitted by law, that (i) any Purchasers or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Purchasers and holders and (ii) any Purchasers or holders so purchasing a participation in the Notes made or other Obligations held by other Purchasers or holders may exercise all rights of set off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Purchasers or holder were a direct holder of the Notes and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Purchasers that has exercised the right of set-off, the purchase of participations by that Purchasers shall be rescinded and the purchase price restored without interest.

Section 22.10       Nothing in this Agreement or the other Note Documents shall be deemed to require Agent to advance funds on behalf of any Purchasers or to relieve any Purchasers from its obligation to fulfill its commitments hereunder or to prejudice any rights that Issuer may have against any Purchasers as a result of any default by such Purchasers hereunder. To the extent that Agent advances funds to Issuer on behalf of any Purchasers and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Purchasers.

Section 22.11       If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Issuer or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Note Document, Agent will not be required to distribute any portion thereof to any Purchasers. In addition, Purchasers will repay to Agent on demand any portion of such amount that Agent has distributed to such Purchasers, together with interest at such rate, if any, as Agent is required to pay to Issuer or such other Person, without set off, counterclaim or deduction of any kind.

Section 22.12       Agent will make reasonable efforts to provide Purchasers with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Note Party. Purchasers shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless such Purchasers has received written notice from the Agent.

Section 22.13       Agent shall promptly provide Purchasers any and all statements, reports and certificates received in accordance with Section 5.04 of this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

ISSUER

HYPERSCALE DATA, INC., a Delaware corporation

By:		___________________________
Name: William B. Horne
Title: Chief Executive Officer

GUARANTORS

ALLIANCE CLOUD SERVICES, LLC, a Delaware limited liability company

By: ALLIANCE CLOUD MANAGEMENT, LLC, its manager

By: AC MANAGEMENT, INC., its managing member

	By:	____________________________
Name: Jay Looney
Title: Chief Executive Officer

SENTINUM, INC.., a Nevada corporation

By:		___________________________
Name: William B. Horne
Title: Chief Executive Officer

LENDER

JGB CAPITAL LP., a Delaware limited partnership

By:		___________________________
Name: Brett Cohen
Title: President

JGB PARTNERS LP., a Delaware limited partnership

By:		___________________________
Name: Brett Cohen
Title: President

JGB CAPITAL OFFSHORE LTD, a Cayman Islands exempted company

By:		___________________________
Name: Brett Cohen
Title: President

AGENT

JGB Collateral, LLC, as collateral agent

By:	_____________________________
Name: Brett Cohen